Exhibit 10.1

SECOND AMENDMENT TO COMMERCIAL LEASE AGREEMENT

This Second Amendment to the Commercial Lease Agreement (the “SECOND AMENDMENT”) is made this 1st day of September, 2016, (the “EFFECTIVE” DATE) by and between Zoned Properties, Inc., C3C3 Group, LLC. and Alan Abrams, Individually as Personal Guarantor.

WITNESSETH:

WHEREAS, Landlord and Tenant heretofore entered into a Commercial Lease Agreement (the “LEASE”) executed and effective as of August 15, 2015 for the lease on the facilities commonly known as 410 S. Madison Dr. Suite 1, Tempe Arizona 85281; and

WHEREAS, The Landlord has invested capital into the property for expansion of the facilities for use by the Tenant, including by not limited to an expansion of utilities and an expansion of cultivation space; and

WHEREAS, The parties hereto desire to change the rental rate of the monthly rental payment and the size of the operating premises to reflect the expanded facilities; and

WHEREAS, all defined terms used in the Lease shall have the same meaning herein as therein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for good and valuable consideration, the sufficiency and receipt of which is acknowledged, the Parties agree to the following amendments to the language of the Lease:

1.	2.01 Premises: The Premises shall be amended as per the Premises description attached as an updated “Amended Exhibit C” to the original Lease Agreement.

2.	5.01 Base Rent: The Base Rent shall be amended as per the Rental Schedule attached as an updated “Amended Exhibit B” to the original Lease Agreement.

[Signature Page to Follow]

1

Your signature below will indicate that you agree to the terms and conditions as set forth herein dated September 01, 2016:

Zoned Properties, Inc.		C3C3 Group, LLC.

By:	/s/ Bryan McLaren	By:	/s/ Christopher Carra
Name:	Bryan McLaren	Name:	Christopher Carra
Title:	CEO	Title:	President

Alan Abrams, Individually,

By:	/s/ Alan Abrams
Name:	Alan Abrams
Title:	Personal Guarantor

2

AMENDED EXHIBIT B: Rental Payment Schedule

Year	Months	Start Date	Monthly Payment	Annual Rental Rate	Base Rental Rate	Rentable Area
1	01-12	8/1/15	$13,500.00	$162,000.00	$32.40	5,000
2	13-18	8/1/16	$13,500.00	$162,000.00	$10.80	15,000
2	19-24	2/1/17	$25,500.00	$306,000.00	$20.40	15,000
3	25-36	8/1/17	$49,500.00	$594,000.00	$29.70	20,000
4	37-48	8/1/18	$52,500.00	$630,000.00	$31.50	20,000
5	49-60	8/1/19	$55,125.00	$661,500.00	$33.08	20,000
6	61-72	8/1/20	$57,881.25	$694,575.00	$34.73	20,000
7	73-84	8/1/21	$60,775.31	$729,303.75	$36.47	20,000
8	85-96	8/1/22	$63,814.08	$765,768.94	$38.29	20,000
9	97-108	8/1/23	$67,004.78	$804,057.38	$40.20	20,000
10	109-120	8/1/24	$67,004.78	$804,057.38	$40.20	20,000
11	121-132	8/1/25	$67,004.78	$804,057.38	$40.20	20,000
12	133-144	8/1/26	$67,004.78	$804,057.38	$40.20	20,000
13	145-156	8/1/27	$67,004.78	$804,057.38	$40.20	20,000
14	157-168	8/1/28	$67,004.78	$804,057.38	$40.20	20,000
15	169-180	8/1/29	$67,004.78	$804,057.38	$40.20	20,000
16	181-192	8/1/30	$67,004.78	$804,057.38	$40.20	20,000
17	193-204	8/1/31	$67,004.78	$804,057.38	$40.20	20,000
18	205-216	8/1/32	$67,004.78	$804,057.38	$40.20	20,000
19	217-228	8/1/33	$67,004.78	$804,057.38	$40.20	20,000
20	229-240	8/1/34	$67,004.78	$804,057.38	$40.20	20,000

*Annual Rental Rate escalates at 5% per annum through year 10

AMENDED EXHIBIT C: PROPERTY SITE AND LEGAL DESCRIPTION

Parcel ID:	124-39-038

Property Address:	410 S. Madison Dr. Suite #1
Tempe, AZ 85281

Building and Premises:	Tempe Cultivation Site; approximately 15,000 square feet of completed warehouse located in eastern side of the building. The Authority to Operate (ATO) for the Cultivation Site will be held by CJK, Inc.